UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—October 5, 2006

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

                On October 5, 2006, Assured Guaranty Ltd. (“AGL”) and Assured Guaranty Corp. (“AGC”; collectively with AGL, the “Company”) entered into an employment agreement with Robert Bailenson, providing for him to continue to serve as the chief accounting officer of AGL and AGC until the agreement is terminated.  Mr. Bailenson will be paid a minimum base annual salary equal to his current base annual salary.  Mr. Bailenson is eligible to participate in the Company’s annual incentive program.  In addition, Mr. Bailenson is eligible to participate in the AGL Long Term Incentive Plan or similar or future plans (the “LTIP”), with awards based on profitability of the Company and his individual performance and subject to the discretion of the Compensation Committee.  Mr. Bailenson is also eligible to participate in the Company’s general employee benefit programs, in accordance with the terms of the applicable plans.  Mr. Bailenson’s perquisites include reimbursement for tax preparation and financial planning services and club dues and other perquisites generally made available to senior officers of AGC.

If Mr. Bailenson retires after the age of 60 with at least 10 years of service, or if he retires after at least age 55 with at least five years of service and the Compensation Committee approves, any restricted shares of AGL and options to purchase shares of AGL held by him will continue to vest on the schedule provided at the time of the awards and options will be exercisable until the expiration date of their original term.

In the event of a termination of Mr. Bailenson’s employment agreement for cause, all grants under the LTIP, the Performance Retention Plan or similar incentive plans will be forfeited.  Cause is defined in the employment agreement to mean conviction or admission of guilt of a felony involving moral turpitude; violations of the non-competition or confidentiality obligations under the employment agreement; willful, serious and continued failure to perform duties; willful and serious misconduct; or a willful and material breach of the code of conduct.

If Mr. Bailenson’s employment is terminated without cause, he will receive his then current annual base salary for 24 months, subject to compliance with  his non-competition and confidentiality obligations under the employment agreement and subject to reduction by any payments made under a Company severance plan.  Mr. Bailenson will also get a prorated bonus for the year in which the termination occurred, as well as a bonus for each 12 month period during the period in which he continues to receive his salary. Each bonus is based on the average annual cash bonus he received for the three years prior to his termination.  During the period in which he continues to receive his salary, he may continue to participate in Company benefit plans unless he becomes employed on a full time basis.  In the event of a termination without cause, Mr. Bailenson’s restricted shares and options will continue to vest in accordance with the terms of the awards until the end of the period in which he continues to receive his salary.  The present value of these termination benefits may be paid in a lump sum.

If there is a change in control, Mr. Bailenson’s stock based awards will immediately vest and his options will be exercisable for  their original terms. In addition, if Mr. Bailenson’s employment is terminated for any reason following a change in control or if he resigns for any reason during the 12 months beginning three months following the change in control, Mr. Bailenson will be entitled to the continuation of his annual base salary for 36 months, subject to reduction by amounts paid under an AGC or AGL severance plan.  Mr. Bailenson will also be entitled to a change in control base bonus for the year of termination, subject to proration to reflect the performance period, and a change in  control base bonus for each of the three years following the termination, equal to 150% of his average annual cash bonus for the three years preceding the change in  control termination.  During this period, the Company will continue to make the same level of contributions to retirement plans as in effect for the last year end prior to the change in control and shall provide him with continued coverage under employee benefit plans for the three years following the change in control.  The present value of these termination benefits may be paid in a lump sum.  Change in control is defined in the employment agreement by reference to the change in control definition in the LTIP as in effect on the date of the employment agreement.  That definition includes the  occurrence of the events described in any of the following paragraphs:

•       the acquisition (other than specifically identified categories of acquisitions) by any person or group of ownership of any voting securities of AGL if, immediately after the acquisition, the person has ownership of more than twenty-five percent (25%) of either AGL’s outstanding common shares, or the combined voting power of AGL’s outstanding voting securities; provided that ownership of securities by ACE Limited or one of its affiliates does not constitute a change in control.

•       individuals who constitute AGL’s incumbent board cease for any reason to represent greater than 50% of the voting power of members of AGL’s board.

•       consummation of (A) a reorganization, merger, amalgamation, consolidation, or other business combination involving the Company or (B) the sale or other disposition of more than fifty percent (50%) of the Company’s operating assets (determined on a consolidated basis), but not including an internal reorganization.

•       approval by AGL’s shareholders of a plan of complete liquidation or dissolution.

Mr. Bailenson may become subject to excise taxes resulting from his receipt of change in control payments, if such payments are equal to or greater than three times the average of certain of his compensation for prior years.  If he becomes subject to that excise tax, he will receive a distribution from the Company such that, after his payment of all taxes on that distribution, he retains an amount equal to the excise tax, subject to certain limitations.

Pursuant to the employment agreement, Mr. Bailenson is subject to a 12-month non-competition agreement and confidentiality obligations.  He is also entitled to indemnification in accordance with the Company’s By-laws, Articles of Incorporation and other governing documents..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
	Name:	James M. Michener
	Title:	General Counsel
DATE: October 10, 2006